EXHIBIT C



                                FIRST AMENDMENT
                                      TO
                          1988 SHAREHOLDERS AGREEMENT
                                 BY AND AMONG
            ETABLISSEMENTS DELHAIZE FRERES ET CIE. "LE LION" S.A.,
                       DELHAIZE THE LION AMERICA, INC.,
                                RALPH W. KETNER
                                      AND
                                 TOM E. SMITH



          THIS AMENDMENT, dated as of May 5, 1994 (the "Amendment") to the 1988 Shareholders Agreement by and among Etablissements Delhaize Freres Et Cie. "Le Lion" S.A., a Belgian corporation ("Delhaize"); Delhaize the Lion America, Inc., a Delaware corporation and a wholly owned subsidiary of Delhaize ("Detla"); Ralph W. Ketner ("Ketner") and Tom E. Smith ("Smith") dated as of September 22, 1988 (the "Shareholders Agreement").
          The parties hereto desire to amend the Shareholders Agreement and do hereby amend the Shareholders Agreement as follows:
          1. Amendment. The Shareholders Agreement is hereby amended by deleting Ralph W. Ketner as a party to the Shareholders Agreement effective as of the date hereof.
          2. Counterparts. Any number of counterparts of this Amendment may be signed and delivered and each shall be considered an original and together they shall constitute one agreement.
          3. Ratification of Agreement. Except as expressly amended hereby, the Shareholders Agreement shall remain in full force and effect and is hereby ratified and confirmed by Delhaize, Detla and Smith.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed or has hereunto set his hand and seal as of the day and year first set forth.
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                         ETABLISSEMENTS DELHAIZE FRERES ET CIE.
                              "LE LION" S.A.


                              By: /s/ Gui de Vaucleroy
                                  Managing Director


                              By: /s/Jacques LeClercq
                                  Director


                              DELHAIZE THE LION AMERICA, INC.


                              By: /s/ Gui de Vaucleroy
                                  Its:  Chief Executive Officer
                                        and Chairman


                              Ralph W. Ketner  (SEAL)
                              Ralph W. Ketner


                              Tom E. Smith     (SEAL)
                              Tom E. Smith

Acknowledged:

FOOD LION, INC.

By: ____________________________
    Its:  Vice President - Legal
          Affairs